SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MACATAWA BANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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MACATAWA BANK CORPORATION

March 10, 2005

Dear Shareholder:

        We invite you to attend the 2005 Annual Meeting of Shareholders. This year’s meeting will be held on Thursday, April 21, 2005, at 10:00 A.M., at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely, /s/ Benj. A. Smith, III Benj. A. Smith, III Chairman of the Board and Chief Executive Officer

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2005

To Our Shareholders:

        The 2005 Annual Meeting of Shareholders of Macatawa Bank Corporation will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426, on Thursday, April 21, 2005, at 10:00 A.M., local time, for the following purposes:

1.	To elect two directors for a term of three years.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        Shareholders of record at the close of business February 24, 2005, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

March 10, 2005 Holland, Michigan	By order of the Board of Directors /s/ Philip J. Koning Philip J. Koning Secretary

Dated: March 10, 2005

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424
_________________

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held April 21, 2005
_________________

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Macatawa Bank Corporation (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426, April 21, 2005, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect two directors for a term of three years.

2.	To transact such other business as may properly come before the meeting or to any adjournment thereof.

        If a proxy in the form distributed by the Company’s Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On February 24, 2005, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 8,844,527 outstanding shares of common stock of the Company. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of February 24, 2005, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock.

ELECTION OF DIRECTORS

        The Company’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of six members. While the Company does not have a nominating committee, the Company believes that obtaining input from all Directors in connection with Board nominations enhances the nomination process. The Company does not currently have a charter or written policy with regard to the nomination process (other than for shareholder nominations). The nominations of the Directors standing for re-election at the 2005 Annual Meeting were unanimously approved by the Board of Directors, including unanimous approval by the independent Directors of the Board. These independent Directors meet the requirements of independence set forth in the listing standards for NASDAQ.

        The Board of Directors has nominated Robert E. DenHerder and Arend D. Lubbers for election as directors. Mr. DenHerder and Mr. Lubbers are each incumbent directors and are being nominated for a three year term to expire at the 2008 Annual Meeting.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing each of the nominees named above. Mr. DenHerder and Mr. Lubbers are presently serving as directors of the Company. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director of the Company. As such, the individual who receives this number of votes cast by the holders of the Company’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        The Board of Directors will consider candidates for director put forward by shareholders. Director nominees should possess the highest personal and professional ethics, integrity and values, and must by committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board of Directors seeks to identify candidates with diverse experience in business, management, marketing, finance, and other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties. Shareholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Philip J. Koning, Secretary of the Board of Directors, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, MI 49424-3119. The Company does not pay any third party to assist in the process of identifying or evaluating candidates. In considering any nominee proposed by a shareholder, the Board of Directors will reach a conclusion based on the criteria described above. After full consideration, the shareholder proponent will be notified of the decision of the Board of Directors. The Board of Directors has not rejected any director candidate put forward by a shareholder or group of shareholders that beneficially own more than 5% of the Company’s Common Stock for at least one year at the time of the recommendation.

        Except the persons nominated by the Board of Directors, no other persons may be nominated for election at the 2005 Annual Meeting. The Company’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of January 15, 2005, furnished to the Company by the directors. Except as described in the notes following the table, the following directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)		Percent Of Common Stock

Nominees for Election as Directors for a
Term Expiring in 2008

Robert E. DenHerder (a)	50	1997	165,725		1.9%

Arend D. Lubbers (a) (b)	74	2003	9,996		0.1%

Directors Whose Terms Expire in 2006

G. Thomas Boylan (b)	82	1997	174,130		2.0%

Benj. A. Smith III (b)	61	1997	426,734	(2)	4.8%

Directors Whose Terms Expire in 2007

John F. Koetje (a)	69	1998	163,083		1.8%

Philip J. Koning	50	1997	60,617		0.7%

(a)	Member of the Audit Committee
(b)	Member of the Compensation Committee

(1)	Except as described in the following note, each nominee and director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options that are exercisable or will become exercisable within sixty (60) days. The share ownership of the following directors includes shares subject to options that are currently exercisable: Mr. DenHerder (24,723 shares), Mr. Lubbers (5,250 shares), Mr. Boylan (24,723 shares), Mr. Smith (53,104 shares), Mr. Koetje (20,000 shares) and Mr. Koning (29,454 shares).
(2)	Includes 8,148 shares owned by Mr. Smith’s spouse and 59,609 shares held in a trust for the benefit of Mr. Smith’s spouse. Also includes 222,660 shares with respect to which Smith & Associates Investment Management Services, an investment advisory firm controlled by Mr. Smith, has voting power, but with respect to which he disclaims beneficial ownership. Of the 222,660 shares controlled by Smith & Associates 101,709 shares are beneficially owned by Mr. Boylan.

        G. Thomas Boylan is a director of the Company and of Macatawa Bank (the “Bank”). Mr. Boylan serves as the President of Light Metals Corporation, a manufacturing company located in Wyoming, Michigan, where he has been employed since 1947.

        Robert E. DenHerder is a director of the Company and the Bank. Mr. DenHerder is President of Premovation Audio, Holland, Michigan, a custom sales and installation company of audio and video equipment for commercial and residential applications. From January, 1980 to December, 1999, Mr. DenHerder served as the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry focusing on automotive suppliers.

        John F. Koetje is a director of the Company and the Bank. Mr. Koetje is a partner in John F. Koetje and Associates, a West Michigan builder of residential and light commercial real estate and apartment complexes where he has been employed for 39 years.

        Philip J. Koning has served as President and Chief Executive Officer of the Bank since its inception in November, 1997, and serves as the President, Secretary and Treasurer of the Company, as a director of both the Company and the Bank, and as Chairman of the Bank. Mr. Koning was employed by Smith & Associates Investment Management Services prior to February 1998. Mr. Koning has over 29 years of commercial banking experience and served from 1992 to 1997 as Community Bank President with First of America Bank in Holland.

        Arend D. Lubbers is a director of the Company and the Bank. Mr. Lubbers is an independent consultant and previously served as the President of Grand Valley State University from 1969 to 2001. Mr. Lubbers served as a director of Grand Bank Financial Corporation and Grand Bank from 1990 to 2002. Mr. Lubbers is a graduate of Hope College and received his graduate degree from Rutgers University.

        Benj. A. Smith, III is the Chairman, Chief Executive Officer and a director of the Company and is also a director of the Bank. Mr. Smith is an investment advisor and has served from 1992 to the present as the President of Smith & Associates Investment Management Services, an investment management firm located in Holland, Michigan. Prior to 1992, Mr. Smith gained 21 years of banking experience at First Michigan Bank Corporation and its subsidiary FMB-First Michigan Bank of Zeeland, Michigan.

COMPENSATION OF DIRECTORS

The directors of the Company, excluding officers of the Bank, receive an annual retainer of $16,000, and are paid $1,000 per board meeting attended and $500 for committee meetings attended. During 2004, Company directors received $15,000 in annual retainer, and were paid $950 per board meeting attended and $500 per committee meeting attended. In addition to the standard 2004 compensation, Mr. Boylan, Mr. DenHerder and Mr. Koetje were each paid $30,000 and Mr. Lubbers was paid $5,000 as special recognition of their years of service. Bank directors receive $7,000 for an annual retainer, $700 per board meeting attended and $500 per committee meeting attended. During 2004, Bank directors received $6,000 in annual retainer, and were paid $650 per board meeting attended and $500 per committee meeting attended.

CORPORATE GOVERNANCE

Meetings of the Board of Directors – The Company’s Board of Directors had seven meetings in 2004. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders held April 21, 2004.

Director Independence – The Board of Directors has determined that all directors except Benj. A. Smith, III and Philip J. Koning are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (NASD).

Meetings of Independent Directors – The Company’s independent directors meet periodically in executive sessions without any management directors in attendance. If the Board of Directors convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

Shareholder Communication with Directors – Shareholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, a specific member or to a particular committee of the Board of Directors at Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

Code of Ethics – The Company has adopted a Code of Ethics for Senior Officers. The Senior Officer Code of Ethics is available upon request by writing to the Chief Financial Officer, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

Problem Resolution Policy – The Company strongly encourages employees to raise possible ethical issues. We maintain a problem resolution hotline to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. Users of the hotline may choose to remain anonymous. We prohibit retaliatory action against any individual for raising legitimate concerns or questions, or for reporting suspected violations.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors developed a charter for the Audit Committee. The Audit Committee Charter has been filed as appendix A to our 2004 proxy statement. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers governing audit committees and has determined that all members of the Audit Committee are “independent” within the meaning of those rules. The Board of Directors has determined that the audit committee does not have an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve effectively on the Committee. The Audit Committee held four meetings during 2004.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004. The Audit Committee has also reviewed and discussed with management the report of management on internal control over financial reporting as of December 31, 2004.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Form 10-K for the year ended December 31, 2004.

        In issuing this report, we note that management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures, and therefore our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements.

Robert E. DenHerder                         John F. Koetje                 Arend D. Lubbers

EXECUTIVE COMPENSATION

Committee Report on Executive Compensation

        All of the executive officers of the Company are also executive officers of the Bank, except for Benj. A. Smith, III who is Chairman and Chief Executive Officer of the Company and a director of the Bank. Company officers other than Benj. A. Smith, III serve as officers of the Company as an incident to their primary service as an officer and employee of the Bank and receive no compensation directly from the Company.

        The Compensation Committee recommends to the Board of Directors the compensation of the Company’s executive officers. The Compensation Committee met three times during 2004. Mr. Benj. A. Smith, III serves as the chairman of the Compensation Committee. The decisions of the Compensation Committee were unanimously approved by the Board of Directors, including unanimous approval by the independent Directors of the Board. These independent Directors meet the requirements of independence set forth in the listing standards for The Nasdaq Stock Market.

        2004 Compensation –- The Company had an excellent year in 2004. The Company posted record earnings, significant growth and improved profitability. The Committee believes that the leadership provided by Mr. Smith impacted these results.

        Chairman and Chief Executive Officer Benj. A. Smith, III received a salary of $155,769 in 2004. From 2000 to 2003, Mr. Smith’s salary has remained constant at $150,000. The increase in 2004 was the result of an additional pay period. Periodically the Compensation Committee awards stock options under the Company’s stock compensation plans to Mr. Smith, as well as other officers and staff of the Company and Bank. This allows the officers awarded options to share in the appreciation of the Company’s stock value as a result of their efforts.

        Base Salary — In general, the Board intends to maintain the base salaries of the Company’s executive officers and senior managers within peer group levels, with the ability to make appropriate adjustment to reflect other relevant factors, which may include individual performance, experience, expertise and tenure. Annually, the Committee establishes a base wage for the Chief Executive Officer, the President, the Chief Financial Officer, and the Senior Vice President-Loan Administration. The Committee’s determination is based upon the performance of the individual and compensation levels established by the Company’s peers and evaluations by consultants.

        The base salaries of all other officers and senior managers are established by the Bank’s President and Chief Executive Officer.

        Long-Term Incentives — The Company provides long-term incentives in the form of stock options. Each year the Committee recommends to the Board a list of stock options to be granted. These options are intended to recognize individual contributions, to align the interests of employees with the interests of shareholders, and to incentivize employees to contribute to the long-term objectives of the Company. The Company provides a 401(k) matching contribution to all employees participating in the plan.

G. Thomas Boylan                         Arend D. Lubbers                 Benj. A. Smith III

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation paid to the Company’s Chief Executive Officer, the President and Chief Executive Officer of the Bank, the Senior Vice President and Chief Financial Officer of the Company and the Bank, and the Senior Vice President — Loan Administration of the Bank (collectively referred to as the “Named Executives”) for services rendered during 2002, 2003 and 2004. No other executive officers of the Company or the Bank received annual compensation in excess of $100,000 during 2002, 2003 or 2004.

	Annual Compensation			Long Term Compensation

Name and Principal Position	Year	Salary	Other Annual Compen- sation($)	Securities Underlying Options(#)	All Other Compen- Sation(1)

Benj. A. Smith, III	2004	$155,769	$0	5,000	$0
Chairman of the Board and	2003	150,000	0	5,250	0
Chief Executive Officer of	2002	150,000	0	12,392	0
the Company and a director
of the Bank

Philip J. Koning	2004	220,044	52,000	6,000	4,911
Chief Executive Officer and	2003	198,160	0	6,300	3,237
President of the Bank and	2002	174,846	25,000	5,513	3,192
Treasurer and Secretary of
the Company

Jon W. Swets (2)	2004	152,163	35,000	5,000	270
Senior Vice President and Chief	2003	130,048	0	6,573	282
Financial Officer of the Company	2002	60,096	17,500	3,308	108
and the Bank

Ray D. Tooker	2004	144,362	20,000	4,000	1,821
Senior Vice President - Loan	2003	133,684	0	5,523	290
Administration of the Bank	2002	128,635	16,000	0	227

(1)	Includes an automobile allowance ($3,890 in 2004, $2,775 in 2003, and $2,866 in 2002) paid by the Company for the benefit of Mr. Koning, as well as term life insurance premiums paid for the benefit of executive officers listed above.
(2)	Mr. Swets was hired as Senior Vice President and Chief Financial Officer of the Company and the Bank effective July 1, 2002, at an annual salary of $125,000. The Summary Compensation Table discloses his 2002 compensation from his date of hire through December 31, 2002.

        Option Grants in 2004. Shown below is information on grants of stock options pursuant to the Company’s Stock Compensation Plans.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Option Term (3)

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted in 2004	Exercise or Base Price (per share)(2)	Expiration Date	5%	10%

Benj. A. Smith, III	5,000	5.0%	$28.80	11/18/14	$90,561	$229,499

Philip J. Koning	6,000	6.1%	$28.80	11/18/14	$108,673	$275,398

Jon W. Swets	5,000	5.0%	$28.80	11/18/14	$90,561	$229,499

Ray D. Tooker	4,000	4.0%	$28.80	11/18/14	$72,449	$183,599

(1)	Indicates number of shares which may be purchased pursuant to options granted in 2004 under the Company’s Stock Compensation Plans as of December 31, 2004. During 2004, the Company granted to eligible employees and directors options to purchase an aggregate of 99,050 shares. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.
(2)	The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.
(3)	These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company’s Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

        Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company’s Common Stock granted to the Named Executives and held by them at December 31, 2004.

	Number of Shares Acquired Upon Exercise of Options	Value Realized Upon Exercise	Number of Shares Subject to Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Benj. A. Smith, III	-	-	53,104	6,147	$913,345	$34,804
Philip J. Koning	5,904	$112,471	29,454	6,000	$486,990	$20,940
Jon W. Swets	-	-	9,881	5,000	$98,660	$17,450
Ray D. Tooker	370	$3,350	12,202	4,000	$180,736	$13,960

(1)	The value of unexercised options reflects the increase in market value of the Company’s Common Stock from the date of grant through December 31, 2004 (when the closing price of the Company’s Common Stock was $32.29 per share). Value actually realized upon exercise by the Named Executives will depend on the value of the Company’s Common Stock at the time of exercise.

        Benefits. The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company has a 401(k) plan.

        Security Ownership of Management. The following table shows, as of January 15, 2005, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock

Benj. A. Smith, III (2)	325,025	3.7%

Philip J. Koning	60,617	0.7%

Jon W. Swets(3)	13,687	0.2%

Ray D. Tooker(4)	16,113	0.2%
All Executive Officers and Directors as a Group
(8 persons)	928,376	10.5%

(1)	See Footnotes 1 and 2 to the Information About Directors table appearing on page 4 of this Proxy Statement.
(2)	Excludes 101,709 shares owned by Mr. Boylan for which Smith & Associates Investment Management Services, an investment advisory service controlled by Mr. Smith, has voting power, but disclaims beneficial ownership. Mr. Boylan’s shares are included in the All Executive Officers and Directors as a Group total.
(3)	Includes 9,881 shares subject to options that are currently exercisable.
(4)	Includes 12,202 shares subject to options that are currently exercisable.

TRANSACTIONS INVOLVING MANAGEMENT

        Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2004. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.

        The Company has purchased 1.45 acres of land from director John F. Koetje for $640,000. The land is part of a 5.3 acre site being developed by Mr. Koetje. The terms of the purchase where negotiated on an arms-length basis, and the Company believes that the terms were no less favorable to the Company than could have been obtained from a third party. The Company obtained an independent appraisal to support the purchase price. There was a cooperative effort to build a new road into the development and to develop a storm water detention area for the site. The Company expects to pay two-thirds of the road cost estimated at $100,000 and one-third of the storm water retention area estimated at $40,000. The Company is building a new branch on the property.

        Mr. Benj. A. Smith, III, the Chairman and Chief Executive Officer of the Company, is also the sole owner and President of Smith & Associates Investment Management Services, an investment advisory firm. Approximately $195 million of the $1.044 billion in assets held by Macatawa Bank’s trust department at December 31, 2004, represent accounts referred by Smith & Associates to the trust department. These assets were previously held in custodial accounts with other financial institutions. Smith & Associates received no compensation for these referrals. Smith & Associates may continue to refer additional accounts to the trust department, although we do not expect the dollar amount of future referrals to be as large as the initial referrals to the trust department. Most of the accounts referred by Smith & Associates to the trust department are custodial accounts as to which the trust department has no investment responsibility or authority. The trust department is compensated from these accounts for its custodial services. Payments to Smith & Associates for investment services are made from these custodial accounts based on arrangements made directly between Smith & Associates and the trust grantors.

        When trust documents give our trust department investment authority, depending on the size and nature of the trust, the trust asset investment services may be handled internally or outsourced. The trust department handles the investment of smaller accounts internally. However, the trust department is not yet internally staffed to perform active investment management services for larger, more complex trusts. For these trusts, the trust department outsources investment management services to one of approximately eight investment advisory firms based on the trust customer’s preference. The trust department receives no compensation for these referrals just as it pays no compensation for accounts referred to it. All investment management services provided to our trust department by Smith & Associates have been and will be entered into on terms that are no less favorable to us or our customers than those which can be obtained from unaffiliated third parties. In 2004, total payments to Smith & Associates for investment management services performed on behalf of our trust department were $147,000. The total of these fees was less than the custodial fee revenue received by the Macatawa Bank trust department from custodial accounts referred by Smith & Associates to the trust department.

        The Bank has entered into an Investment Management Agreement under which Smith & Associates provides certain investment management services to the Bank. As of December 31, 2004 the Bank had approximately $140 million of securities managed by Smith & Associates. The investment services are provided on terms that are no less favorable to us than those which can be obtained from unaffiliated third parties. In 2004, total payments to Smith & Associates for investment management services performed in connection with Macatawa Bank’s security portfolio were less than $35,000.

        During 2004 the Company revised its consulting agreement with Benj. A. Smith, III, the Chairman and Chief Executive Officer of the Company. The employment agreement provides that beginning on the date that Mr. Smith resigns as Chief Executive Officer of the Company, for a period of six years he will remain employed by the Company at compensation of $12,500 per month. This Employment Agreement replaces his prior Employment Agreement and includes a revised description of the services to be rendered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for one late report by each director and executive officer with respect to a stock option grant in 2004 and for late reporting of certain stock option transactions of Mr. Tooker.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total shareholder return on an investment in the Company’s common stock compared to the Russell 2000 Index and the Coredata Group Index of Regional-Midwest Banks. The comparison assumes a $100 investment on December 31, 1999 at the initial price of $12.28 per share (adjusted for all stock dividends) and assumes that dividends are reinvested. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

	12/31/1999	12/31/2000	12/29/2001	12/31/2002	12/31/2003	12/31/2004
Macatawa Bank Corporation	100.00	95.38	140.29	153.20	234.31	285.21
CoreData Group Index	100.00	121.78	122.82	117.54	151.11	161.12
Russell 2000 Index	100.00	95.68	96.66	75.80	110.19	129.47

Source: CoreData Group

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The combined consolidated financial statements of the Company have been audited by Crowe Chizek and Company LLC, independent certified public accountants. A representative of Crowe Chizek and Company LLC is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Company’s Audit Committee has retained Crowe Chizek and Company LLC as the Company’s auditors for the 2005 calendar year.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees for services provided to the Company for the fiscal years ended December 31, 2004 and 2003 by the Company’s independent accounting firm, Crowe Chizek and Company LLC:

	2004	2003

Audit Fees (1)	$262,750	$90,000
Audit Related Fees	12,205	25,500
Tax Fees (2)	18,100	25,225
All Other Fees (3)	23,963	24,295

Total Fees	$317,018	$165,020

(1)	“Audit Fees” for 2004 includes impact of the Company’s adoption of Section 404 of the Sarbanes-Oxley Act and the required auditors’ attesting on the Company’s internal controls over financial reporting.
(2)	“Tax Fees” includes, among other things, tax return preparation and review, and tax planning and advice.
(3)	“All Other Fees” includes, among other things, consultations regarding an information systems general controls audit and a state tax audit.

        The Audit Committee discussed with the independent accounting firm and considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence. The Audit Committee has determined that such services for 2004 and 2003 were compatible.

        The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of services. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

SHAREHOLDER PROPOSALS — 2006 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2006 annual meeting of the Company must be received by the Company and can be mailed to P.O. Box 3119, Holland, Michigan 49422-3119, not later than November 15, 2005, if the shareholder wishes the proposal to be included in the Company’s proxy materials for that meeting.

MISCELLANEOUS

        The annual report of the Company for the fiscal year ended December 31, 2004, including financial statements, is being mailed to shareholders with this proxy statement.

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2004, will be provided free to shareholders upon written request. Write to Macatawa Bank Corporation, Attention: Jon W. Swets, P.O. Box 3119, Holland, Michigan 49422-3119, or the Form 10-K may also be accessed by visiting our web site at www.macatawabank.com. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

        The management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by the Company. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

March 10, 2005	By order of the Board of Directors /s/ Philip J. Koning Philip J. Koning Secretary

REVOCABLE PROXY
MACATAWA BANK CORPORATION

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders

                The undersigned hereby appoints Benj. A. Smith, III and Philip J. Koning, or either of them, of Macatawa Bank Corporation (“Macatawa”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa’s Annual Meeting of Shareholders (the “Meeting”), to be held on April 21, 2005, at The Pinnacle Center, located at 3330 Highland Drive, Hudsonville, Michigan 49426, at 10:00 a.m. local time, and any and all adjournments and postponements thereof.

Please be sure to sign and date this Proxy in the box below     [date                 ]

— — — Shareholder sign above — — — — Co-holder (if any) sign above — — —

1.	To elect two directors, to hold office for three year terms.	For [ ]	Withhold [ ]	For All Except [ ]

Robert E. DenHerder and Arend D. Lubbers

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or at any adjournment thereof.

The board of directors recommends a vote “FOR” the director nominees.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided

MACATAWA BANK CORPORATION

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

        The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement.

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.